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                                State of Delaware

                        Office of the Secretary of State

      I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF OWNERSHIP, WHICH MERGES:

      "DEALER-CO, INC.", A NEW YORK CORPORATION,

      WITH AND INTO "HOMETOWN AUTO RETAILERS, INC." UNDER THE NAME OF "HOMETOWN AUTO RETAILERS, INC.", A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE THE TWENTY-SEVENTH DAY OF JUNE, A.D. 1997, AT 3 O'CLOCK P.M.

      A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE KENT COUNTY RECORDER OF DEEDS FOR RECORDING.

       SEAL
SECRETARY'S OFFICE
1793    DELAWARE    1855


                                            /s/ Edward J. Freel
                                            -----------------------------------
                                            Edward J. Freel, Secretary of State

2757864   8100M                                    AUTHENTICATION: 8535769
971215099                                                          06-27-97
                                                             DATE:

    STATE OF DELAWARE
   SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 03:00 PM 06/27/1997
   971215099 - 2757864



                       CERTIFICATE OF OWNERSHIP AND MERGER
                                       of
                                DEALER-CO., INC.
                            (a New York corporation)
                                      into
                          HOMETOWN AUTO RETAILERS, INC.
                            (a Delaware corporation)

It is hereby certified that:

1. Dealer-Co., Inc. (the "Corporation") is a corporation of the State of New York, the laws of which permit a merger of a corporation of that jurisdiction with a corporation of another jurisdiction.

2. The Corporation, as the owner of all of the outstanding shares of common stock of Hometown Auto Retailers, Inc., hereby merges itself into Hometown Auto Retailers, Inc., a corporation of the State of Delaware (hereinafter called the "Surviving Corporation").

3. The following is a copy of the resolutions adopted on the 11th day of June, 1997, by the Board of Directors of the Corporation to merge the Corporation into the Surviving Corporation.

            RESOLVED, that the Corporation be reincorporated in the State of Delaware by merging itself into Hometown Auto Retailers, Inc., (the Surviving Corporation) pursuant to the laws of the State of New York and the State of Delaware as hereinafter provided, so that the separate existence of this Corporation shall cease as soon as the merger shall become effective, and thereupon the Corporation and The Surviving Corporation will become a single corporation, which shall continue to exist under, and be governed by, the laws of the State of Delaware.

            RESOLVED, that the terms and conditions of the proposed merger are as follows:

                  (a) From and after the effective time of the merger, all of the estate, property, rights, privileges, powers, and franchises of the Corporation shall become vested in and be held by the Surviving Corporation as fully and entirely and without change or diminution as the same were before held and enjoyed by the Corporation, and The Surviving Corporation shall assume all of the obligations of the Corporation.
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                  (b) Each share of Common Stock ($.01 par value) of the
                  Corporation which shall be issued and outstanding immediately prior to the effective time of the merger shall be converted into one issued and outstanding share of Common Stock ($.001 par value) of the Surviving Corporation, and, from and after the effective time of the merger, the holders of all of said issued and outstanding shares of Common Stock of the Corporation shall automatically be and become holders of shares of the Surviving Corporation, upon the basis above specified, whether or not certificates representing said shares are then issued and delivered. Each share of Common stock of the Surviving Corporation which are owned by the Corporation immediately prior the effective time of the merger shall be surrendered and extinguished at the effective time of the merger

                  (c) After the effective time of the merger, each holder of record of any outstanding certificate or certificates theretofore representing Common Stock of the Corporation may surrender the same to the Surviving Corporation and such holder shall be entitled upon such surrender to receive in exchange therefor a certificate or certificates representing an equal number of shares of Common Stock of the Surviving Corporation. Until so surrendered, each outstanding certificate which prior to the effective time of the merger represented one or more shares of Common Stock of this Corporation shall be deemed for all corporate purposes to evidence ownership of an equal number of shares of Common Stock of the Surviving Corporation.

                  (d) From and after the effective time of the merger, the Certificate of Incorporation and the By-Laws of the Surviving Corporation. shall be the Certificate of Incorporation and the By-Laws of the Surviving Corporation, as in effect immediately prior to such effective time.

                  (e) The members of the Board of Directors and officers of the Surviving Corporation shall be the members of the Board of Directors and the corresponding officers of the Surviving Corporation, immediately before the effective time of the merger.

                  (f) From and after the effective time of the merger, the assets and liabilities of the Corporation and of the Surviving Corporation shall be entered on the books of the Surviving Corporation at the amounts at which they shall be carried at such time on the respective books of the Corporation and of the Surviving Corporation, subject to such inter-corporate adjustments or eliminations, if any, as may be required to give effect to the merger; and, subject to such action as may be taken by the Board of Directors of the Surviving Corporation in accordance with generally accepted accounting principles, the capital and surplus of the Surviving Corporation shall be equal to the capital and surplus of the Corporation and of the Surviving Corporation.


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

            RESOLVED, that in the event that the proposed merger shall not be terminated, the proper officers of the Corporation be, and they hereby are, authorized and directed to make and execute a Certificate of Ownership and Merger setting forth a copy of these resolutions to merge itself into the Surviving Corporation and the date of adoption thereof, and to cause the same to be filed and recorded as provided by law, and to do all acts and things whatsoever, within the State of New York and Delaware and in any other appropriate jurisdiction, necessary or proper to effect this merger.

4. The proposed merger herein certified has been adopted, approved, certified, executed and acknowledged by Dealer-Co., Inc. in accordance with the laws under which it is organized.

Executed on this 24th day of June, 1997.

                                                DEALER-CO., INC.


                                                By: /s/ [illegible]
                                                   ----------------------------
                                                        President


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